EXHIBIT 99.1

Contact: Jo Etta Bandy Vice President Corporate Communications The First American Corporation (714) 800-3298	NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION REPORTS

RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2005

SANTA ANA, Calif., Feb. 16, 2006 – The First American Corporation (NYSE: FAF), America’s largest provider of business information, today announced results for the fourth quarter and year ended Dec. 31, 2005:

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004 (A)	2005	2004 (A)
Total revenues	$2.21 billion	$1.80 billion	$8.06 billion	$6.72 billion
Income before income taxes and minority interests	$209.0 million	$145.0 million	$903.6 million	$677.3 million
Net income	$117.5 million	$70.4 million	$485.3 million	$349.1 million
Net income per diluted share	$1.19	$.76	$4.97	$3.83

(A)	Includes pretax charges of $13.3 million, $8.6 million or 9 cents per diluted share on an after-tax basis, for certain litigation matters, and $24.0 million, $15.7 million or 17 cents per diluted share on an after-tax basis, related to a settlement with the Colorado State Division of Insurance.

Summary of Operations

“We achieved very strong results in 2005,” stated Parker S. Kennedy, chairman and chief executive officer of The First American Corporation. “Our earnings per share increased 30 percent over 2004 despite several interest rate increases by the Federal Reserve. Our Financial Services and Information Technology businesses performed well in 2005 and benefited from improved operating efficiencies, including centralization, technology and offshore processing, and from market share improvement in nearly all of the company’s businesses.

“Highlights of 2005 included the contribution of our Credit Information segment to our publicly held subsidiary, First Advantage Corporation (NASDAQ: FADV), in which we now have approximately a 77 percent ownership; the acquisition of United General, a national title insurance underwriter; the acquisition of LoanPerformance, a mortgage analytics provider; and the agreement to purchase TransContinental Title Company, a

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First American Reports Results for the Fourth Quarter and Full Year 2005

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national lender-oriented title agency based in Florida. Additionally, the company’s stock repurchase program was increased to $200 million and Standard & Poor’s raised First American Title’s financial strength rating from “A-” to “A.”

2006 Strategic Focus and Outlook

Kennedy added: “We will continue to pursue important strategies to maintain strong profits. These strategies, which include superior technology, centralization, offshore processing, bundling, analytics and growth through acquisitions, were key to our profitability in 2004 and 2005. We will build upon these strategies in 2006 and beyond to expand margins, especially in the title insurance segment, and to increase market share in all our businesses. We feel we have built a company that can achieve healthy levels of profitability through any market cycle.

Teleconference/Webcast

First American’s fourth-quarter and year-end results will be discussed in more detail on Thursday, Feb. 16, 2006, at 11 a.m. EST, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through Feb. 23, 2006, by dialing (203) 369-3615. An audio archive of the call will also be available for replay on First American’s Web site.

About First American

The First American Corporation (NYSE: FAF), a FORTUNE 500® company that traces its history to 1889, is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, and Risk Mitigation and Business Solutions—a new segment that the company formed in 2005 by combining its Credit Information and Screening Information segments. With revenues of $8.1 billion in 2005, First American has approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

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Forward Looking Statements

Certain statements made in this press release, including those relating to the pursuit and effect of important strategies, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company’s significant customers and competitors; the company’s continued ability to identify businesses to be acquired; changes in the company’s ability to integrate businesses which it acquires; and other factors described in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

(Additional Financial Data Follows)

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Summary of Earnings

(in thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004	2005	2004
Total revenues	$2,205,117	$1,803,017	$8,061,758	$6,722,326
Income before income taxes and minority interests	$209,005	$144,958	$903,628	$677,284
Income taxes	$68,900	$55,700	$324,500	$243,200
Minority interests	$22,616	$18,856	$93,862	$84,985
Net income	$117,489	$70,402	$485,266	$349,099
Net income per share:
Basic	$1.23	$.78	$5.14	$4.04
Diluted	$1.19	$.76	$4.97	$3.83
Weighted average shares outstanding:
Basic	95,835	89,733	94,351	86,430
Diluted	99,198	93,306	97,795	91,895

Summary Balance Sheet Information

(in thousands, except per share amounts)

	December 31 2005	December 31 2004
Total stockholders’ equity	$3,006,547	$2,463,564
Book value per share	$31.36	$27.36

Summary Title Insurance Order Counts

From Direct Operations

	Three Months Ended December 31
	2005	2004
Title orders opened:
October	210,100	208,000
November	188,100	212,700
December	162,000	187,100

Fourth quarter total	560,200	607,800

Title orders closed:
October	164,000	156,200
November	154,100	163,200
December	152,700	166,300

Fourth quarter total	470,800	485,700

(Additional Financial Data Follows)

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Selected Financial Data

(unaudited, in thousands)

	Three Months Ended December 31		Twelve Months Ended December 31
	2005	2004	2005	2004
RESULTS OF OPERATIONS
Revenues
Operating revenues	$2,124,468	$1,759,228	$7,816,078	$6,570,746
Investment and other income	57,768	43,111	210,295	141,796
Gain on issuance of subsidiary stock	17,609	1,907	25,658	8,472
Net realized investment gains	5,272	(1,229)	9,727	1,312

	2,205,117	1,803,017	8,061,758	6,722,326

Expenses
Salaries and other personnel costs	648,238	557,524	2,426,769	2,111,215
Premiums retained by agents	671,184	528,050	2,304,047	1,869,536
Other operating expenses	457,629	416,966	1,695,342	1,488,937
Provision for title losses and other claims	140,210	94,536	457,030	349,618
Depreciation and amortization	46,441	35,301	157,439	128,978
Premium taxes	18,296	13,981	64,193	52,935
Interest	14,114	11,701	53,310	43,823

	1,996,112	1,658,059	7,158,130	6,045,042

Income before income taxes and minority interests	$209,005	$144,958	$903,628	$677,284

OPERATING REVENUES
Financial Services
Title Insurance and Services:
Direct operations	$796,226	$665,726	$2,968,632	$2,486,380
Agency operations	825,337	638,552	2,863,306	2,299,656

	1,621,563	1,304,278	5,831,938	4,786,036
Specialty Insurance	76,235	60,384	275,207	220,340

	1,697,798	1,364,662	6,107,145	5,006,376

Information Technology
Mortgage Information	141,255	159,280	584,344	653,562
Property Information	127,778	114,512	511,852	417,758
Risk Mitigation and Business Solutions	169,658	125,253	637,411	509,092

	438,691	399,045	1,733,607	1,580,412

Eliminations	(12,021)	(4,479)	(24,674)	(16,042)

Total operating revenues	$2,124,468	$1,759,228	$7,816,078	$6,570,746

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS
Financial Services
Title Insurance and Services	$129,375	$76,194	$596,865	$398,777
Specialty Insurance	14,081	8,988	50,544	41,419

	143,456	85,182	647,409	440,196

Information Technology
Mortgage Information	34,462	43,839	141,620	174,868
Property Information	31,473	35,678	151,761	126,460
Risk Mitigation and Business Solutions	29,176	17,198	104,057	73,206

	95,111	96,715	397,438	374,534

Total before corporate expenses and minority interests	238,567	181,897	1,044,847	814,730
Corporate expenses	29,562	36,939	141,219	137,446

Income before income taxes and minority interests	$209,005	$144,958	$903,628	$677,284

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Segment Margins

(unaudited)

(in thousands, except percentages)

	Three Months Ended December 31
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services
Title Insurance and Services	$1,663,502	$1,332,769	$129,375	$76,194	7.8%	5.7%
Specialty Insurance	80,090	64,152	14,081	8,988	17.6%	14.0%

	$1,743,592	$1,396,921	$143,456	$85,182	8.2%	6.1%

Information Technology
Mortgage Information	$142,772	$159,566	$34,462	$43,839	24.1%	27.5%
Property Information	134,547	121,447	31,473	35,678	23.4%	29.4%
Risk Mitigation and Business Solutions	179,782	127,770	29,176	17,198	16.2%	13.5%

	$457,101	$408,783	$95,111	$96,715	20.8%	23.7%

	Twelve Months Ended December 31
	Total revenues		Pretax (A)		Margins
	2005	2004	2005	2004	2005	2004
Financial Services
Title Insurance and Services	$5,980,220	$4,875,524	$596,865	$398,777	10.0%	8.2%
Specialty Insurance	290,511	234,708	50,544	41,419	17.4%	17.6%

	$6,270,731	$5,110,232	$647,409	$440,196	10.3%	8.6%

Information Technology
Mortgage Information	$593,049	$660,780	$141,620	$174,868	23.9%	26.5%
Property Information	544,013	443,276	151,761	126,460	27.9%	28.5%
Risk Mitigation and Business Solutions	654,753	518,774	104,057	73,206	15.9%	14.1%

	$1,791,815	$1,622,830	$397,438	$374,534	22.2%	23.1%

(A) - Income before income tax, minority interest and corporate expenses

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